June 30, 1995




Wilshire Oil Company of Texas
921 Bergen Avenue
Jersey City, NJ 07306

Gentlemen:

       You have requested our opinion, as securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of an aggregate of 600,000 shares of the common stock, par value $1.00 per share (the "Common Stock"), of Wilshire Oil Company of Texas (the "Company") on a registration statement on Form S-8 (the "Registration Statement"). The shares of Common Stock to which the Registration Statement relates are issuable pursuant to the Company's 1995 Stock Option and Incentive Plan and the Company's 1995 Non-Employee Director Stock Option Plan (collectively, the "Plans").

       We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the issuance of all shares for the consideration provided in the Plans or for services rendered to the Company, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

       Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock offered by the Company pursuant to the Plans, when paid for in full by the participants in accordance with the Plans (to the extent that payment is required pursuant to the Plans), will be, when issued, legally issued, fully paid, and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                          Very truly yours,

                                          LOWENSTEIN, SANDLER, KOHL,
                                            FISHER & BOYLAN, P.A.
                                          A Professional Corporation


                                          By:/s/ Peter H. Ehrenberg
                                                 Peter H. Ehrenberg
PHE:crc

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